UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 1, 2019

Comfort Systems USA, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously reported in a Current Report on Form 8-K filed on April 4, 2019 (the “Initial Report”), Comfort Systems USA, Inc. (the “Company” or “CSUSA”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding securities of Walker TX Holding Company, LLC, a Texas limited liability company (formerly Walker TX Holding Company, Inc., a Texas corporation, “Walker”) pursuant to the terms of the Purchase Agreement (the “Purchase Agreement”), dated as of February 21, 2019, by and among the Company, the holders of all the outstanding securities of Walker (collectively, the “Selling Shareholders”), and Scott Walker, as representative of the Selling Shareholders. As a result of the Acquisition, Walker is a wholly-owned subsidiary of the Company.  The transaction closed on April 1, 2019 (the “Transaction Date”). This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Initial Report to include the financial statements, pro forma financial information and the related consent omitted from the Initial Report in reliance on Items 9.01(a)(4) and 9.01(b) of Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of Walker as of and for the year ended December 31, 2018, including the related independent auditors’ report, are included as Exhibit 99.2 hereto.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of the Company and the historical balance sheet of Walker, giving effect to the Acquisition as if the Acquisition had been consummated on December 31, 2018.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 combines the historical consolidated statements of operations of the Company and the historical statements of operations of Walker, giving effect to the Acquisition as if it had occurred on January 1, 2018.  The unaudited pro forma adjustments to reflect the purchase price allocation are based upon preliminary information, which may be revised as additional information becomes available.

The notes to the unaudited pro forma condensed combined financial statements provide a more detailed discussion of how such adjustments were derived and presented in the pro forma financial statements.  The accompanying unaudited pro forma condensed combined financial statements have been compiled from historical financial statements and other information as described herein, but do not purport to represent what the Company’s financial position or results of operations actually would have been had the transactions occurred on the dates indicated herein, or project the Company’s performance for any future periods.

The pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2018 and Walker’s historical information included herein.

Comfort Systems USA, Inc.

Pro Forma Condensed Combined Balance Sheet

As of December 31, 2018

(in thousands)

(Unaudited)

	CSUSA Historical	Walker Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$45,620	$5,216	$(211)	(H)	$50,625
Billed and unbilled accounts receivable, less allowance for doubtful accounts	518,546	105,411	—		623,957
Other current assets	45,534	11,127	4,201	(A)	60,862
Total current assets	609,700	121,754	3,990		735,444
PROPERTY AND EQUIPMENT, net	99,618	5,050	—		104,668
GOODWILL	235,182	—	117,430	(E)	352,612
IDENTIFIABLE INTANGIBLE ASSETS, net	95,275	—	87,300	(C)	182,575
OTHER NONCURRENT ASSETS	22,789	693	—		23,482
Total assets	$1,062,564	$127,497	$208,720		$1,398,781

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$3,279	$6,000	$(6,000)	(B)	$3,279
Accounts payable	176,167	39,837	—		216,004
Accrued compensation and benefits	87,388	10,528	—		97,916
Billings in excess of costs and estimated earnings	130,986	23,550	—		154,536
Other current liabilities	69,238	19,311	202	(D)
			8,500	(B)	97,251
Total current liabilities	467,058	99,226	2,702		568,986
LONG-TERM DEBT	73,639	—	223,500	(B)	297,139
OTHER LONG-TERM LIABILITIES	23,820	—	11,000	(B)	34,820
Total liabilities	$564,517	$99,226	$237,202		$900,945

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY	498,047	28,271	(28,271)	(F)
			(211)	(H)	497,836
Total liabilities and stockholders’ equity	$1,062,564	$127,497	$208,720		$1,398,781

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Comfort Systems USA, Inc.

Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2018

(in thousands, except per share amounts)

(Unaudited)

	CSUSA Historical	Walker Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
REVENUES	$2,182,879	$391,327	$—		$2,574,206
COST OF SERVICES	1,736,600	344,306	4,048	(C)	2,084,954
Gross profit	446,279	47,021	(4,048)		489,252
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	296,986	34,554	11,685	(C)	343,225
GAIN ON SALE OF ASSETS	(945)	—	—		(945)
Operating income	150,238	12,467	(15,733)		146,972
OTHER INCOME (EXPENSE):
Interest income (expense)	(3,637)	(16)	(7,060)	(G)	(10,713)
Changes in the fair value of contingent earn-out obligations	(2,066)	—	—		(2,066)
Other	4,141	58	—		4,199
Other income (expense)	(1,562)	42	(7,060)		(8,580)
INCOME BEFORE INCOME TAXES	148,676	12,509	(22,793)		138,392
PROVISION FOR INCOME TAXES	35,773	197	(2,365)	(D)	33,605
NET INCOME	$112,903	$12,312	$(20,428)		$104,787

INCOME PER SHARE:
Basic	$3.03				$2.82
Diluted	$3.00				$2.79

SHARES USED IN COMPUTING INCOME PER SHARE:
Basic	37,202				37,202
Diluted	37,592				37,592

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.              Basis of Presentation

The historical consolidated financial statements of Comfort Systems USA, Inc. have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the Acquisition.

The Acquisition was accounted for in accordance with ASC Topic 805, Business Combinations. The Company has estimated the fair value of Walker’s assets acquired and liabilities assumed and conformed the accounting policies of Walker to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.              Financing Transactions

Pursuant to the Purchase Agreement, the Company paid to the Selling Shareholders an initial aggregate purchase price comprised of approximately $178 million payable in cash subject to working capital and certain other adjustments set forth in the Purchase Agreement, and $25 million aggregate principal amount of an unsecured promissory note (the “Note”) bearing interest at a rate of 4% per annum and to be paid in two equal installments of $12.5 million on the third and fourth anniversaries of the closing of the transaction. In addition, the Purchase Agreement provides for an additional earn-out amount to become payable by the Company to the extent that Walker’s EBITDA (as defined in the accompanying earn-out agreement) during each of the years following the closing of the transaction through December 31, 2023 exceeds certain thresholds (the “Earn-Out Payments”). The Notes and the Earn-Out Payments are subject to offset by the Company in respect of any indemnity claims made pursuant to the Purchase Agreement. The Purchase Agreement contains customary representations, warranties, covenants and indemnities. The closing of the transaction was subject to customary closing conditions. The Company’s cash payments upon consummation of the Acquisition were funded by borrowings under the Company’s $400.0 million senior credit facility provided by a syndicate of banks, which facility is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

3.              Preliminary Purchase Price Allocation

The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change.  The allocation of the purchase price was prepared based on the information available as of the Transaction Date and, therefore, may be materially impacted by certain adjustments on the finalization of the fair value assessments of Walker’s assets and liabilities.

The following is the unaudited pro forma purchase price and the unaudited pro forma purchase price allocation based on Walker’s December 31, 2018 balance sheet (in thousands):

Cash paid at closing	$178,000
Advance to former owners	20,500
Working capital settlement	(4,201)
Notes issued to former owners	25,000
Tax equalization payment	202
Estimated fair value of contingent earn-out payments	19,500
Total consideration and costs	$239,001

Pro forma purchase price allocation:
Cash and cash equivalents	$5,216
Billed and unbilled accounts receivable	105,411
Other current assets	11,127
Property and equipment	5,050
Goodwill	117,430
Identifiable intangible assets	87,300
Other noncurrent assets	693
Accounts payable	(39,837)
Accrued compensation and benefits	(10,528)
Billings in excess of costs and estimated earnings	(23,550)
Other current liabilities	(19,311)
Total consideration and costs	$239,001

This preliminary purchase price allocation, based on Walker’s historical balance sheet as of December 31, 2018, has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in allocations to intangible assets and goodwill, changes in U.S. tax laws subsequent to December 31, 2018, and other changes to assets and liabilities.

4.              Pro Forma Adjustments

The accompanying pro forma condensed combined financial statements give effect to the following pro forma adjustments necessary to reflect the Acquisition as if the transaction occurred on January 1, 2018 in the pro forma condensed combined statement of operations and on December 31, 2018 in the pro forma condensed combined balance sheet:

(A)       Working capital adjustment reflects due from seller of $4.2 million, including the $20.5 million advance made to former owners on the Transaction Date.

(B)       Reflects additional borrowings on the Company’s senior credit facility to finance the acquisition of Walker ($198.5 million) and additional consideration payable in the form of notes issued to the former owners ($25.0 million). Further, reflects contingent earn-out payments associated with the achievement of specified milestones ($19.5 million, of which $8.5 million is current and $11.0 million is long-term).  Contingent earn-out payments are recorded at their estimated fair value determined based on a probability-weighted income approach.  This fair value measurement is based on significant unobservable inputs in the market and thus represents a Level 3 measurement within the fair value hierarchy.  Future changes in the estimated fair value of the contingent payments will be recognized immediately in earnings. Current maturities of long-term debt reflect the extinguishment of Walker’s pre-acquisition long-term debt, which was paid off on the Transaction Date ($6.0 million).

(C)       Reflects fair value adjustments to record the preliminary estimated fair value of intangible assets acquired (see Note 3) and amortization of preliminary fair value amounts allocated to definite-lived intangible assets over the preliminary estimated useful lives. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of Walker’s tangible and intangible assets.

As part of the preliminary valuation analysis, the Company identified intangible assets, including backlog, trade names, and customer relationships. The fair value of identifiable intangible assets is determined using an “income approach,” which requires a forecast of expected future cash flows. The following table summarizes the estimated useful lives of Walkers’ identifiable intangible assets, their fair values (in thousands) and pro forma amortization expense for the year ended December 31, 2018 (in thousands):

	Estimated Useful Life	Estimated Fair Value	Year Ended 12/31/18 Amortization Expense
Backlog	2 years	$4,600	$4,048
Trade Names	25 years	31,200	1,248
Customer Relationships	15 years	51,500	10,437
Total		$87,300	$15,733

The results of operations for Walker include, in Selling, General and Administrative, compensation expenses of approximately $9.6 million to the former owners under terms that are not included in their post-transaction employment agreements. These expenses have not been adjusted out as part of the pro forma adjustments shown herein.

(D)       Reflects additional consideration payable for the tax equalization payment as a result of the Acquisition structuring. Adjustment to the statement of operations reflects the income tax effects of Walker’s change in tax status from a nontaxable S corporation to a C corporation and pre-tax pro forma adjustments based on an estimated blended federal and state statutory tax rate of 23.5%.

(E)        Goodwill is calculated as the difference between the fair value of the consideration transferred and the aggregate fair value of the assets acquired and liabilities assumed.

(F)         Elimination of Walker’s pre-existing stockholders’ equity balances due to change in ownership.

(G)       Net increase in interest expense resulting from additional borrowings on Company’s senior credit facility incurred to finance the acquisition of Walker ($6.5 million) as well as interest expense incurred on the notes to former owners ($1.0 million) offset by reduction in unutilized borrowing fee ($0.4 million) and reversal of interest expense on Walker’s pre-acquisition long-term debt which was paid off on the Transaction Date (less than $0.1 million). The interest expense from additional borrowings on the Company’s credit facility was calculated using actual monthly interest rates on the revolving credit facility during 2018. The weighted average interest rate on additional borrowings for the revolving credit facility was 3.251%. The effect on pro forma net income of changing the interest rate by 0.125% would be approximately $0.2 million for the year ended December 31, 2018.

(H)      Represents the Company’s payment of estimated transaction costs of $0.2 million.

(d) Exhibits

Exhibit No.	Description
2.1

Purchase Agreement, dated February 21, 2019, by and among Comfort Systems USA, Inc., Walker TX Holding Company, LLC, the holders of all the outstanding securities of Walker TX Holding Company, LLC, and Scott Walker, in his capacity as Seller Representative (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 26, 2019 (File No. 1-13011)).

23.1	Consent of Crowe LLP

99.1*	Press Release of Comfort Systems USA, Inc. dated April 1, 2019 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on April 4, 2019).

99.2	Audited financial statements of Walker TX Holding Company, Inc. and Subsidiaries as of and for the year ended December 31, 2018, including the related independent auditors’ report

*  Exhibit 99.1 was furnished as an exhibit to the Initial Report under Item 7.01. As noted in the Initial Report, Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in Exhibit 99.1 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019

COMFORT SYSTEMS USA, INC.

	By:	/s/ Laura F. Howell
Laura F. Howell, Senior Vice President, General
Counsel and Secretary